EXHIBIT 99.1

5673 Airport Road Roanoke, VA 24012 Phone (540) 362-4911 Fax (540) 561-1448

CONTACT: Sheila Stuewe
Sstuewe@AdvanceAutoParts.com
(540) 561-3281

ADVANCE AUTO PARTS REPORTS RECORD SECOND QUARTER RESULTS
~ Gross Margin Climbed 140 Basis Points to 45.4% Compared To 44.0% Last Year. ~
~ Comparable Store Sales Rose 2.0% Compared To 5.0% Last Year ~

Roanoke, Virginia, August 6, 2003 — Advance Auto Parts, Inc. (NYSE: AAP) today announced it achieved earnings per diluted share of $1.16 for the second quarter ended July 12, 2003, after non-recurring expenses of $0.05 per diluted share associated with the Discount Auto Parts’ integration. Year-to-date earnings per diluted share rose to $1.31, after non-recurring expenses of $0.79 per diluted share resulting from the early redemption of outstanding notes and debentures and $0.10 per diluted share in integration expenses.

Comparable earnings per diluted share rose by 57.1% to $1.21 in the second quarter from $0.77 last year. Year-to-date comparable earnings per diluted share rose 65.4% to $2.20 compared to $1.33 last year. Comparable results do not include the non-recurring expenses associated with the Discount Auto Parts’ integration and the early redemption of notes and debentures, as reconciled on the accompanying statements. The Company uses these non-GAAP-comparable measures as an indication of its earnings from recurring operations and believes it is important to the Company’s stockholders due to the non-recurring nature and significance of the excluded expenses.

Sales increased 5.9% in the second quarter to $839.2 million compared to $792.7 million last year. Same store sales grew 2.0% in the second quarter on top of 5.0% in the same quarter last year. The Discount Auto Parts stores, which are in the comparable store base this year, produced a comparable store sales increase of 6.6% during the second quarter compared to 3.7% last year. Year-to-date sales increased 4.2% to $1,872.7 million compared to $1,796.8 million last year as same store sales rose 1.5% compared to 6.5% during the same period last year.

During the second quarter, gross margin increased 140 basis points to 45.4% compared to 44.0% last year as the Company reaped the benefits of its category management initiatives and leveraged its logistics expenses. Year-to-date, gross margin improved 160 basis points to 45.3% from 43.7% last year.

As a result of the strong gross margin improvement, comparable operating income increased 24.6% in the second quarter to $80.9 million from $64.9 million in the same quarter last year, generating an operating margin increase of 140 basis points to 9.6%. On a GAAP basis, operating income increased 36.2% to $78.0 million.

Comparable net income rose 60.2% in the second quarter to $45.2 million from $28.2 million in the second quarter last year. On a GAAP basis, net income increased 172.6% to $43.5 million in the second quarter, which included $1.8 million of after-tax non-recurring integration expenses associated with the Discount Auto Parts’ acquisition. Year-to-date comparable net income increased 70.7% to $81.2 million compared to $47.6 million last year. On a GAAP basis, net income increased 73.0% to $48.5 million, which included $3.9 million of after-tax non-recurring integration expenses associated with the Discount Auto Parts’ acquisition and $28.8 million of after-tax non-recurring expenses related to the early redemption of outstanding notes and debentures in the first quarter.

Commenting on the second quarter results, Larry Castellani, the Company’s Chairman and Chief Executive Officer, said, “Our team proved this quarter that even in a challenging sales environment we can achieve our goal of expanding our operating margins. Our category management initiatives are running ahead of plan. We have developed a game plan to expand our sales growth and we see tremendous opportunities for the future.”

Year-to-date, the Company generated $234.3 million in free cash flow, including $140.2 million in the second quarter. These results do not include the non-recurring cash expenses of $36.9 million associated with the early redemption of the Company’s high interest bearing notes and debentures in the first quarter of 2003. Including these non-recurring expenses, year-to-date the Company generated $197.4 million in free cash flow. Free cash flow is calculated as cash provided by operating activities reduced by cash used in investing activities. The Company expects to be a slight user of cash in the second half of the year and raised its 2003 fiscal year guidance for free cash flow to $170 million.

During the quarter 27 new stores were opened, six stores were relocated, and one store was closed resulting in an ending store count of 2,482. Year-to-date, the Company has opened 60 new stores, relocated 18 stores, and closed 13 stores. The Company expects to open 125 stores this year, relocate approximately 40 stores, and close 25 stores.

The Company also issued comparable earnings per diluted share guidance for the third quarter in the range of $1.18 to $1.22 compared to $0.92 last year, a 28% to 33% increase. Due to its strong earnings growth during the first half of 2003, the Company’s comparable earnings per diluted share guidance for the full year has increased to a range of $4.01 to $4.11 compared to its previous guidance of $3.85 to $3.95 per diluted share. This guidance excludes the non-recurring expenses of the redemption of notes and debentures, integration expenses, and the positive effect of the 53rd week in the fourth quarter. On a GAAP basis, the Company raised its earnings per diluted share guidance to $3.14 to $3.22, which includes the non-recurring expenses associated with the redemption of bonds and debentures in the first quarter and integration expenses related to the Discount Auto Parts acquisition.

The Company will host a conference call this evening, August 6, 2003, at 5:00 p.m. Eastern Standard Time to discuss its second quarter results. To listen to the live webcast please log on to http://www.advanceautoparts.com. The call will be archived on the Company’s website: http://www.advanceautoparts.com until August 6, 2004.

Advance Auto Parts, Inc., based in Roanoke, Va., is the second largest retailer of automotive parts in the United States. At July 12, 2003, the Company had 2,482 stores in 37 states, Puerto Rico and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including our future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables To Follow-

Advance Auto Parts, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	July 12, 2003	December 28, 2002	July 13, 2002

Assets
Current assets:
Cash and cash equivalents	$46,074	$13,885	$39,544
Receivables, net	93,350	102,574	118,101
Inventories, net	1,079,884	1,048,803	1,074,653
Other current assets	34,664	20,210	49,970

Total current assets	1,253,972	1,185,472	1,282,268
Property and equipment, net	711,222	728,432	715,697
Assets held for sale	24,897	28,346	46,200
Other assets, net	11,997	22,975	25,933

	$2,002,088	$1,965,225	$2,070,098

Liabilities and Stockholders' Equity
Current liabilities:
Bank overdrafts	$14,372	$869	$--
Current portion of long-term debt	4,577	10,690	11,549
Accounts payable	591,827	470,740	585,119
Accrued expenses	207,055	208,176	209,192
Other current liabilities	44,068	32,101	39,676

Total current liabilities	861,899	722,576	845,536
Long-term debt	531,512	724,832	762,270
Other long-term liabilities	67,698	49,461	35,400
Total stockholders' equity	540,979	468,356	426,892

	$2,002,088	$1,965,225	$2,070,098

NOTE: These balance sheets do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Operations
Twelve Week Periods Ended
(in thousands, except per share data)

	July 12, 2003

	GAAP	Adjustment for Non-recurring Items		Comparable 2003

Net sales	$839,168	$--		$839,168
Cost of sales, including purchasing and warehousing costs	457,881	--		457,881

Gross profit	381,287	--		381,287
Selling, general and administrative expenses	303,310	(2,890	)(a)	300,420

Operating income	77,977	2,890		80,867

Other, net:
Interest expense	(7,182)	--		(7,182)
Loss on extinguishment of debt	(254)	--		(254)
Other income, net	121	--		121

Total other, net	(7,315)	--		(7,315)

Income before provision for income taxes	70,662	2,890		73,552
Provision for income taxes	27,204	1,113	(b)	28,317

Net income	$43,458	$1,777		$45,235

Net income per share:
Basic	$1.19	$0.05		$1.24
Diluted	1.16	0.05		1.21
Average common shares outstanding ( c )	36,546	36,546		36,546
Dilutive effect of stock options	869	869		869

Average common shares outstanding - assuming dilution	37,415	37,415		37,415

( a )	Represents the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations
( b )	This adjustment reflects the tax impact for the non-recurring items discussed above at a 38.5% effective tax rate
( c )	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 12, 2003, we had 36,686 shares outstanding

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Operations
Twenty-Eight Week Periods Ended
(in thousands, except per share data)

	July 12, 2003

	GAAP	Adjustment for Non-recurring Items		Comparable 2003

Net sales	$1,872,705	$--		$1,872,705
Cost of sales, including purchasing and warehousing costs	1,023,609	--		1,023,609

Gross profit	849,096	--		849,096
Selling, general and administrative expenses	696,586	(6,271	) (a)	690,315

Operating income	152,510	6,271		158,781

Other, net:
Interest expense	(26,749)	--		(26,749)
Loss on extinguishment of debt	(47,141)	46,887	(b)	(254)
Other income, net	239	--		239

Total other, net	(73,651)	46,887		(26,764)

Income before provision for income taxes	78,859	53,158		132,017
Provision for income taxes	30,360	20,466	(c)	50,826

Net income	$48,499	$32,692		$81,191

Net income per share:
Basic	$1.34	$0.90		$2.24
Diluted	1.31	0.89		2.20

Average common shares outstanding ( d )	36,178	36,178		36,178
Dilutive effect of stock options	782	782		782

Average common shares outstanding - assuming dilution	36,960	36,960		36,960

( a )	Represents the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.
( b )	This adjustment reflects the deferred loan costs, unamortized discounts and the premiums paid upon the complete repurchase and retirement of our outstanding bonds during the first quarter of 2003.
( c )	This adjustment reflects the tax impact for the non-recurring items discussed above at a 38.5% effective tax rate.
( d )	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 12, 2003, we had 36,686 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Operations
Twelve Week Week Periods Ended
(in thousands, except per share data)

	July 13, 2002

	GAAP	Adjustment for Non-recurring Items		Comparable 2002

Net sales	$792,717	$--		$792,717
Cost of sales, including purchasing and warehousing costs	443,703	--		443,703

Gross profit	349,014	--		349,014
Selling, general and administrative expenses	291,764	(7,629	)(a)	284,135

Operating income	57,250	7,629		64,879

Other, net:
Interest expense	(19,120)	--		(19,120)
Loss on extinguishment of debt	(12,458)	12,458	(b)	--
Other income, net	377	--		377

Total other, net	(31,201)	12,458		(18,743)

Income before provision for income taxes	26,049	20,087		46,136
Provision for income taxes	10,108	7,794	(c)	17,902

Net income	$15,941	$12,293		$28,234

Net income per share:
Basic	$0.45	$0.35		$0.80
Diluted	0.44	0.33		0.77

Average common shares outstanding ( d )	35,386	35,386		35,386
Dilutive effect of stock options	1,156	1,156		1,156

Average common shares outstanding - assuming dilution	36,542	36,542		36,542

( a )	Represents the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.
( b )	This adjustment reflects the current and deferred loan costs associated with the Company’s refinancing of the tranche B term loan under its senior credit facility and reflects the ratable portion of deferred loan costs and the premium paid upon the repurchase and retirement of outstanding bonds.
( c )	This adjustment reflects the tax impact for the non-recurring items discussed above at a 38.8% effective tax rate.
( d )	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 13, 2002, we had 35,665 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Operations
Twenty-Eight Week Periods Ended
(in thousands, except per share data)

	July 13, 2002

	GAAP	Adjustment for Non-recurring Items		Comparable 2002

Net sales	$1,796,804	$--		$1,796,804
Cost of sales, including purchasing and warehousing costs	1,011,282	--		1,011,282

Gross profit	785,522	--		785,522
Selling, general and administrative expenses	679,918	(18,194	) (a)	661,724

Operating income	105,604	18,194		123,798

Other, net:
Interest expense	(46,718)	--		(46,718)
Loss on extinguishment of debt	(13,724)	13,724	(b)	--
Other income, net	650	--		650

Total other, net	(59,792)	13,724		(46,068)

Income before provision for income taxes	45,812	31,918		77,730
Provision for income taxes	17,775	12,384	(c)	30,159

Net income	$28,037	$19,534		$47,571

Net income per share:
Basic	$0.81	$0.57		$1.38
Diluted	0.79	0.54		1.33

Average common shares outstanding ( d )	34,498	34,498		34,498
Dilutive effect of stock options	1,212	1,212		1,212

Average common shares outstanding - assuming dilution	35,710	35,710		35,710

( a )	Represents the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.
( b )	This adjustment reflects the current and deferred loan costs associated with the Company’s refinancing of the tranche B term loan under its senior credit facility and reflects the ratable portion of deferred loan costs and the premium paid upon the repurchase and retirement of outstanding bonds.
( c )	This adjustment reflects the tax impact for the non-recurring items discussed above at a 38.8% effective tax rate.
( d )	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 13, 2002, we had 35,665 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Twenty-Eight Week Periods Ended
(in thousands, except per share data)

	July 12, 2003	July 13, 2002

Cash flows from operating activities:
Net income	$48,499	$28,037
Depreciation	53,807	48,983
Loss on extinguishment of debt	47,141	13,724
Provision for deferred income taxes	30,142	17,706
Other non-cash adjustments to net income	10,742	15,764
Decrease (increase) in :
Receivables, net	9,224	(24,397)
Inventories, net	(31,081)	(101,427)
Other assets	(18,609)	(18,005)
Increase (decrease) in :
Accounts payable	121,087	156,078
Accrued expenses	6,687	40,589
Other liabilities	(1,707)	4,852

Net cash provided by operating activities	275,932	181,904

Cash flows from investing activities:
Purchases of property and equipment	(50,595)	(46,638)
Proceeds from sales of property and equipment	8,974	9,410

Net cash used in investing activities	(41,621)	(37,228)

Cash flows from financing activities:
Increase in bank overdrafts	13,503	(34,748)
Early extinguishment of debt, including debt related costs	(551,374)	(429,214)
Net borrowings under the credit facility	348,300	240,000
Payment of debt related costs	(36,895)	(8,098)
Proceeds from the exercise of stock options	18,824	16,089
Proceeds from the issuance of common stock	--	88,695
Other net financing activities	5,520	4,027

Net cash used in financing activities	(202,122)	(123,249)

Increase in cash and cash equivalents	32,189	21,427
Cash and cash equivalents, beginning of period	13,885	18,117

Cash and cash equivalents, end of period	$46,074	$39,544

NOTE: These preliminary statements of cash flows have been prepared on a consistent basis with previously presented statements of cash flows and do not include the footnotes required by generally accepted accounting principles for complete financial statements.